UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010 (March 18, 2010)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the Compensation Committee of the Board of Directors of Network Engines, Inc. (the “Company”) approved a bonus plan for the second half of fiscal year 2010 (the “Second Half 2010 Bonus Plan”).  The Second Half 2010 Bonus Plan provides the Company’s executive officers and certain other Company employees (collectively, the “Participants”) the opportunity to earn cash incentive bonuses based on the Company’s performance for the second half of fiscal year 2010.  Targeted incentive bonuses for the Participants in the Second Half 2010 Bonus Plan are equal to 50% of each Participant’s annual incentive bonus target.  Measurement of the Company’s performance is based on its net income for the second half of fiscal year 2010, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payout.

There will be no bonus payments made to any Participants if GAAP net income is not achieved.  If the Company achieves GAAP net income during the second half of fiscal year 2010, the bonus pool will be funded at a rate equal to 27.5% of every dollar of GAAP net income achieved, subject to a maximum total payout of $550,000.  The total bonus payout amount, if any, will be allocated to the Second Half 2010 Bonus Plan Participants on a pro-rata basis relative to their individually established bonus targets.  The pro-rata allocation of the total bonus payout amount, if any, will be determined based on the Participants who are still actively employed by the Company as of September 30, 2010.

Targeted incentive bonuses for the Company’s executive officers under the Second Half 2010 Bonus Plan are as follows:

	Second Half 2010
	Bonus Plan
Name and Principal Position	Targeted Incentive
Gregory A. Shortell, Chief Executive Officer and President	$93,750
Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	$62,500
Charles N. Cone, III, Senior Vice President of Sales and Marketing	$6,000	(1)
Richard P. Graber, Senior Vice President of Engineering and Operations	$52,500

(1)          Mr. Cone’s total targeted incentive compensation for fiscal year 2010 also includes additional cash incentives which are based on revenue and direct margin results for fiscal year 2010 and new design wins secured by the Company during fiscal year 2010.  Those additional incentives are not governed by the Second Half 2010 Bonus Plan.  For the second half of fiscal year 2010, Mr. Cone’s aggregate target incentive compensation totals $60,000.   A “design win” occurs when a new customer or a separate division within an existing customer notifies the Company that it has been selected to integrate the customer’s application.  The other executive officers shown in this table do not have any additional cash incentives for the second half of fiscal year 2010 other than the amounts shown in this table.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc. was held on March 18, 2010.  Of the 42,008,229 shares outstanding as of January 20, 2010 (the record date of the Meeting), 36,990,937 (88.05%) were present or represented by proxy at the Meeting.  The table below presents the voting results of the matters voted upon by the Company’s stockholders at the Meeting:

Proposal I—Election of Directors:

Nominee	Votes For	Votes Withheld	Non Votes
Gary E. Haroian	19,631,046	496,810	16,863,081
Dennis A. Kirshy	18,837,453	1,290,403	16,863,081
Charles A. Foley	18,820,279	1,307,577	16,863,081

The terms of John A. Blaeser, Robert M. Wadsworth, Fontaine K. Richardson and Gregory A. Shortell, as directors of the Company, continued after this meeting.

Proposal II—Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2010:

For	Against	Abstain
36,447,133	436,445	107,359

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter; therefore, there were no broker non-votes relating to this proposal.

Proposal III — Amendment to the 2009 Incentive Plan (the “2009 Plan”):

For	Against	Abstain	Non Votes
16,313,259	2,320,416	1,494,181	16,863,081

The proposal to amend the 2009 Plan to increase the number of shares of common stock reserved for issuance under the 2009 Plan from 750,000 to 2,750,000 was approved by the Company’s stockholders on March 18, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: March 23, 2010	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary